                                                                     EXHIBIT 3.1

[FLAG SYMBOL LOGO]   Industry Canada    Industrie Canada

CERTIFICATE
OF AMALGAMATION

CANADA BUSINESS
CORPORATIONS ACT

HENRY BIRKS & SONS INC.
HENRY BIRKS ET FILS INC.
______________________________________________
NAME OF CORPORATION-DENOMINATION DE LA SOCIETE

I hereby certify that the above-named corporation resulted from an amalgamation, under section 185 of the Canada Business Corporations Act, of the corporations set out in the attached articles of amalgamation.

/s/ Robert Lit
------------------------
DIRECTOR - DIRECTEUR

CERTIFICAT
DE FUSION

LOI CANADIENNE SUR
LES SOCIETES PAR ACTIONS

357267-6
_______________________________________
CORPORATION NUMBER-NUMERO DE LA SOCIETE

Je certifie que la societe susmentionnee est issue d'une fusion, en vertu de l'article 185 de la Loi canadienne sur les societes par actions, des societes dont les denominations apparaissent dans les statuts de fusion ci-joints.

DECEMBER 26, 1998/LE 26 DECEMBER 1998

      DATE OF AMALGAMATION - DATE DE FUSION

[CANADA FLAG SYMBOL LOGO]

                                 CANADA BUSINESS
                                CORPORATIONS ACT
                                     FORM 9
                            ARTICLES OF AMALGAMATION
                                  (SECTION 185)

1 -   NAME OF AMALGAMATED CORPORATION

      HENRY BIRKS & SONS INC. / HENRY BIRKS ET FILS INC.

2 -   THE PLACE IN CANADA WHERE THE REGISTERED OFFICE IS TO BE SITUATED

      Urban Community of Montreal
      Province of Quebec

3 - THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE

      Unlimited number of common shares; and
      Unlimited number of non-voting common shares.

I. The common shares shall have attached thereto the following rights, privileges, restriction and conditions:

(a) VOTING - Each common share shall entitle the holder thereof to one (1) vote at all meetings of the shareholders of the Corporation (except meetings at which only holders of another specified class of shares are entitled to vote pursuant to the provisions hereof or pursuant to the provisions of the Canada Business Corporations Act (hereinafter referred to as the "Act")).

(b) RANKING ON LIQUIDATION AND DIVIDENDS - In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares ranking prior to the common shares or the non-voting shares, the holders of the common shares and the holders of the non-voting common shares shall be entitled to receive the remaining property of the Corporation, the holders of the common shares and the holders of the non-voting common shares shall rank equally with respect to the payment of dividends and distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among shareholders for the purpose of winding-up its affairs.

II. The non-voting common shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(a) VOTING - Subject to the provisions of the Act or as otherwise expressly provided herein, the holders of the non-voting common shares shall not be entitled to receive notice of, nor to attend or vote at meetings of the shareholders of the Corporation

(b) CONVERSION - Except as provided for herein below, the non-voting common shares shall not have any conversion rights attached thereto. In the event that the Corporation becomes a reporting issuer, as such term is defined in any securities legislation or securities regulation applicable to the Corporation, then each non-voting common share will become convertible at the option of the holder into one common share of the Corporation subject to any adjustment hereunder.

      If the corporation shall declare a dividend or make a distribution on its outstanding common shares, in either case payable in common shares, other than pursuant to any dividend reinvestment and stock purchase plan, or shall divide its outstanding common shares into a greater number of shares, or shall consolidate its outstanding common shares into a lesser number of shares (any such event being herein called a "common share reorganization"), the conversion basis then in effect shall be adjusted immediately after the effective date or record date at which the holders of common shares are determined for purposes of the common share reorganization by multiplying the conversion basis in effect immediately prior to such effective date or record date by a fraction, the numerator or which shall be the number of common shares outstanding immediately after giving effect to such common share reorganization and the denominator of which shall be the number of common shares outstanding on such effective date or record date before giving effect to such common share reorganization.

      If and whenever at any time there is a capital reorganization of the Corporation not covered by the above sub-paragraph or a consolidation or merger or amalgamation of the Corporation with or into any other company or body corporate, including by way of a sale whereby all or substantially all of the Corporation's undertaking and assets would become the property of any other company or body corporate (any of which is herein called a "capital reorganization"), any holder of Non-Voting Common shares who has not exercised his right of conversion prior to the effective date of such capital reorganization shall be entitled to receive and shall accept, upon the exercise of such right at any time on the effective date or thereafter, in lieu of the number of common shares to which he was theretofore entitled upon conversion, the aggregate number of shares or other securities or property of the Corporation or of the company or body corporate resulting from or acquiring under the capital reorganization that such holder would have been entitled to receive as a result of such capital reorganization if, on the effective date thereof, he had been the registered holder of the number of common shares to which he was theretofore entitled upon conversion; provided that no such capital reorganization shall be carried into effect unless, in the opinion of the directors, all necessary steps shall have been taken to ensure that the holders of the Non-Voting Common shares shall thereafter be entitled to receive such number of shares or other securities or property of the Corporation or of the company or body corporate resulting from the consolidation, merger or amalgamation or to which such sale may be made, as the case may be, subject to adjustment thereafter in accordance with the provisions similar, as nearly as may be, to those contained in this paragraph.

(c) RANKING ON LIQUIDATION AND DIVIDENDS - In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares ranking prior to the common shares or the non-voting shares, the holders of the common shares and the holders of the non-voting common shares shall be entitled to receive the remaining property of the Corporation, the holders of the common shares and the holders of the non-voting common shares shall rank equally with respect to the payment of dividends and distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among shareholders for the purpose of winding-up its affairs.

4 -   RESTRICTIONS, IF ANY, ON SHARE TRANSFERS

      No share in the Share capital of the Corporation shall be transferred nor shall it be assigned without the approval of the directors certified by a resolution of the board of directors.

5 -   NUMBER (OR MINIMUM AND MAXIMUM NUMBER) OF DIRECTORS

      A minimum number of three (3) and a maximum number of fifteen (15).

6 -   RESTRICTIONS, IF ANY, ON BUSINESS THE CORPORATION MAY CARRY ON

      None.

7     OTHER PROVISIONS, IF ANY

      (1) the number of the shareholders of the Corporation is limited to fifty (50) exclusive of present or former employees of the Corporation or of a subsidiary of the Corporation, two or more persons holding one or more shares jointly being counted as a single shareholder;

      (2) any distribution of securities to the public or invitation to the public to subscribe for the Corporation's securities is prohibited; and

      (3) the directors may appoint one or more directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.

8 - THE AMALGAMATION HAS BEEN APPROVED PURSUANT TO THAT SECTION OR SUBSECTION OF THE ACT WHICH IS INDICATED AS FOLLOWS:

      ___   183

       X    184(1)

      ___   184(2)

9 -   NAME OF THE AMALGAMATING CORPORATIONS

      (a)   Henry Birks & Sons Inc. - Henry Birks et Fils Inc.
      (b)   3138712

      CORPORATION NO.

      (a)   3332667
      (b)   3138712

Jan 21st, 1999                         Henry Birks & Sons Inc.
                                       Henry Birks et Fils Inc.

                                       /s/ Sabine Bruckert
                                       -----------------------------------------
                                       Name: Sabine Bruckert
                                       Title: Vice President and General Counsel

_______ , 1999                         3138712 Canada Inc.

                                       /s/ John T. Sullivan
                                       -----------------------------------------
                                       John T. Sullivan
                                       Director
_________________________________________________________
                           FOR DEPARTMENTAL USE ONLY

Corporation No.                  Filed
357267-6.                        JAN 27 1999

[FLAG SYMBOL LOGO] Industry Canada           Industrie Canada

CERTIFICATE                                        CERTIFICATE
OF AMENDMENT                                       DE MODIFICATION

CANADA BUSINESS                                    LOI CANADIENNE SUR
CORPORATIONS ACT                                   LES SOCIETES PAR ACTIONS

HENRY BIRKS & SONS INC.

HENRY BIRKS ET FILS INC.                                             357267-6
-----------------------------------------------      -----------------------------------------
 Name of corporation-Denomination de la societe      Corporation number-Numero de la societe
I hereby certify that the articles of the            Je certifie que les statuts de la societe
above-named corporation were amended.                susmentionnee ont ete modifies

a) under section 13 of the Canada               [ ]  a) en vertu de l'article 13 de la Loi
   Business Corporations Act in                         canadienne sur les societes par
   accordance with the attached notice;                 actions, conformement a l'avis ci-joint,

b) under section 27 of the Canada Business      [X]  b) en vertu de l'article 27 de la Loi
   Corporations Act as set out in the                   canadienne sur les societes par
   attached articles of amendment                       actions, tel qu'il est indique dans les
   designating a series of shares,                      clauses modificatrices ci-jointes
                                                        designant une serie d'actions,

c) under section 179 of the Canada Business     [ ]  c) en vertu de l'article 179 de la Loi
   Corporations Act as set out in the                   canadienne sur les societes par
   attached articles of amendment,                      actions, tel qu'il est indique dans les
                                                        clauses modificatrices ci-jointes;

d) under section 191 of the Canada Business     [ ]  d) en vertu de l'article 191 de la Loi
   Corporations Act as set out in the                   canadienne sur les societes par
   attached articles of reorganization,                 actions, tel qu'il est indique dans les
                                                        clauses de reorganisation ci-jointes,

/s/ Richard G. Shaw
-------------------
Director - Directeur                    AUGUST 19, 2002/LE 19 AOUT 2002
                                        Date of Amendment - Date de modification

[CANADA FLAG SYMBOL LOGO]

                                    EXHIBIT A

                                 CANADA BUSINESS
                                CORPORATIONS ACT
                                     FORM 4
                              (SECTION 27 OR 177)

1.    Name of the Corporation

      HENRY BIRKS & SONS INC
      HENRY BIRKS ET FILS INC.

2.    Corporation No.
      357267-6

3.    The articles of the above-named Corporation are amended as follows:

      Section 2 of the articles of amalgamation be and the same is hereby deleted and replaced by the following:

      1. The province or territory in Canada where the registered office is situated Province of Quebec

      Section 3 of the articles of amalgamation be and the same is hereby deleted and replaced by the following:

      The attached Schedule 1 is forming part hereof.

Date                                            Signature

August 15, 2002                                 /s/ Thomas A. Andruskevich
                                                --------------------------------

4  Capacity of                                  Printed Name
________________________________________________________________________________
                            FOR DEPARTMENTAL USE ONLY

Filed       AUG 20 2002
            AOUT 20 2002

                                   SCHEDULE 1

3 The classes and any maximum number of shares that the Corporation is authorized to issue

      Unlimited number of common shares,

      Unlimited number of non-voting common shares; and

      2,034,578 Series A preferred shares.

I THE COMMON SHARES SHALL HAVE ATTACHED THERETO THE FOLLOWING RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS:

      (a) Voting Each common share shall entitle the holder thereof to one (1) vote at all meetings of the shareholders of the Corporation (except meetings at which only holders of another specified class of shares are entitled to vote pursuant to the provisions hereof or pursuant to the provisions of the Canada Business Corporations Act (hereinafter referred to as the "ACT")).

      (b) Ranking on Liquidation and Dividends. In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares ranking prior to the common shares or the non-voting shares, the holders of the common shares and the holders of the non-voting common shares shall be entitled to receive the remaining property of the Corporation, the holders of the common shares and the holders of the non-voting common shares shall rank equally with respect to the payment of dividends and distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among shareholders for the purpose of winding-up its affairs.

II. THE NON-VOTING COMMON SHARES SHALL HAVE ATTACHED THERETO THE FOLLOWING RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS:

      (a) Voting. Subject to the provisions of the Act or as otherwise expressly provided herein, the holders of the non-voting common shares shall not be entitled to receive notice of, nor to attend or vote at, meetings of the shareholders of the Corporation.

      (b) Conversion Except as provided for herein below, the non-voting common shares shall not have any conversion rights attached thereto In the event that the Corporation becomes a reporting issuer, as such term is defined in any securities legislation or securities regulation applicable to the Corporation, then each non-voting common share will become convertible at the option of the holder into one common share of the Corporation subject to any adjustments hereunder.

            If the Corporation shall declare a dividend or make a distribution on its outstanding common shares, in either case payable in common shares, other than pursuant to any dividend reinvestment and stock purchase plan, or shall divide its outstanding common shares into a greater number of shares, or shall consolidate its outstanding common shares into a lesser number of shares (any such event being herein called a "COMMON SHARE REORGANIZATION"), the conversion basis then in effect shall be adjusted immediately after the effective date or record date at which the holders of common shares are determined for purposes of the common share reorganization by multiplying the conversion basis in effect immediately prior to such effective date or record date by a fraction, the numerator of which shall be the number of common shares outstanding immediately after giving effect to such common share reorganization and the denominator of which shall be the number of common shares outstanding on such effective date or record date before giving effect to such common share reorganization.

            If and whenever at any time there is a capital reorganization of the Corporation not covered by the above sub-paragraph or a consolidation or merger or amalgamation of the Corporation with or into any other company or body corporate, including by way of a sale whereby all or substantially all of the Corporations undertaking and assets would become the property of any other company or body corporate (any of which is herein called a "CAPITAL REORGANIZATION"), any holder of non-voting common shares who has not exercised his right of conversion prior to the effective date of such capital reorganization shall be entitled to receive and shall accept, upon the exercise of such right at any time on the effective date or thereafter, in lieu of the number of common shares to which he was theretofore entitled upon conversion, the aggregate number of shares or other securities or property of the Corporation or of the company or body corporate resulting from or acquiring under the capital reorganization that such holder would have been entitled to receive as a result of such capital reorganization if, on the effective date thereof, he had been the registered holder of the number of common shares to which he was theretofore entitled upon conversion; provided that no such capital reorganization shall be carried into effect unless, in the opinion of the directors, all necessary steps shall have been taken to ensure that the holders of the non-voting common shares shall thereafter be entitled to receive such number of shares or other securities or property of the Corporation or of the company or body corporate resulting from the consolidation, merger or amalgamation or to which such sale may be made, as the case may be, subject to adjustment thereafter in accordance with the provisions similar, as nearly as may be, to those contained in this paragraph.

      (c) Ranking on Liquidation and Dividends. In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares ranking prior to the common shares or the non-voting shares, the holders of the common shares and the holders of the non-voting common shares shall be entitled to receive the remaining property of the Corporation, the holders of the common shares and the holders of the non-voting common shares shall rank equally with respect to the payment of dividends and distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among shareholders for the purpose of winding-up its affairs.

III. THE SERIES A PREFERRED SHARES SHALL HAVE ATTACHED THERETO THE FOLLOWING RIGHTS, PRIVILEGES, PREFERENCES, RESTRICTIONS AND CONDITIONS:

      (a) Dividends. The holders of Series A Preferred Shares shall be entitled to share in any dividends declared and paid upon or set aside for common shares or non-voting common shares of the Corporation, pro rata in accordance with the number of Common Shares into which such Series A Preferred Shares are then convertible pursuant to Section 3 (III)(c) below.

      (b) Liquidation Preference. (i) In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, subject to the rights, privileges, preferences, restrictions and conditions attaching to any other class of shares ranking prior to the Series A Preferred Shares, the holders of Series A Preferred Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of common shares or non-voting common shares by reason of their ownership thereof, an amount per share equal to the sum of (the "LIQUIDATION PREFERENCE") (A) US $4.9396 for each outstanding Series A Preferred Share (the "ORIGINAL SERIES A ISSUE PRICE") and (B) the US dollar equivalent of an amount equal to any declared but unpaid dividends that the holder of Series A Preferred Shares is entitled to receive. If upon the occurrence of any such event, the assets and funds available for distribution among the holders of the Series A Preferred Shares shall be insufficient to permit the payment to such holders of the Liquidation Preference, then, subject to the rights privileges, restrictions and conditions attaching to any other class of shares ranking prior to the Series A Preferred Shares, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Shares in proportion to the amount of such shares owned by each such holder.

                  (ii) Upon the completion of the distribution required by subparagraph (i) of this Section 3 (III) (b), subject to the rights, privileges, preferences, restrictions and conditions attaching to any other class of shares ranking prior to the Series A Preferred Shares, common shares or non-voting common shares, the remaining assets of the Corporation available for distribution to shareholders shall be distributed among the holders of Series A Preferred shares, common shares and non-voting common shares pro rata based on the number of Common Shares and Non-Voting Common Shares held by each and assuming conversion of all such Series A Preferred Shares in accordance with
Section 3(III) (c) below.

                  (iii) A holder of Series A Preferred Shares shall be entitled to receive, at its option, the Liquidation Preference described in Section 3
(III)(b)(i) in the event of:

                        (A) a merger, amalgamation, consolidation or combination of the Corporation or a purchase or exchange of voting securities of the Corporation by any person or entity, other than

                              (1)   a merger, amalgamation, consolidation,
                                    combination, share purchase or share
                                    exchange that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to be held by the same persons or entities in substantially the same proportions and continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity)
                                    (aa) more than fifty percent (50%) of the combined voting power of the Corporation or such surviving entity outstanding immediately after such merger, amalgamation, consolidation, combination, share purchase or share exchange if the Common Shares of the Corporation or such surviving entity outstanding immediately after such merger, amalgamation, consolidation, combination, share purchase or share exchange are not publicly traded and listed on a U.S. stock exchange (or a Canadian stock exchange) or quoted on the Association of the Securities Dealers the National Association Automated Quotation System ("NASDAQ") for the National Market System ("NMS") or Small Cap (the "NASDAQ-NMS OR SMALL CAP") or (bb) not less than twenty-five percent (25%) of the combined voting power of the Corporation or such surviving entry outstanding immediately after such merger, amalgamation, consolidation, combination, share purchase or share exchange if the Common Shares of the Corporation or such surviving entity outstanding immediately after such merger, amalgamation, consolidation, combination, share purchase or share exchange are publicly traded and listed on a U.S. stock exchange (or a Canadian stock exchange) or quoted on the NASDAQ NMS or Small Cap; or

                              (2)   a merger, amalgamation, consolidation,
                                    combination, share purchase or share
                                    exchange effected to implement a
                                    recapitalization of the

                                    Corporation (or similar transaction) in
                                    which a person who was the beneficial owner of more than fifty percent (50%) of the Corporation's voting securities prior to the merger amalgamation, consolidation, combination, share purchase or share exchange retains or acquires, as the case may be, beneficial ownership of (aa) more than fifty percent (50%) of the combined voting power of the Corporation's outstanding securities after the merger, amalgamation, consolidation, combination share purchase or share exchange, if immediately after such merger, amalgamation, consolidation, combination, share purchase or share exchange, the Corporation's Common Shares are not publicly traded and listed on a U.S. stock exchange (or a Canadian stock exchange) or quoted on the NASDQ-NMS or Small Cap or (bb) twenty-five percent (25%) or more of the combined voting power of the Corporation's outstanding securities after such merger or combination, if immediately after such merger or combination, the Corporation's Common Shares are publicly traded and listed on a U.S. stock exchange (or a Canadian stock exchange) or quoted on the NASDAQ-NMS or Small Cap; or

                        (B) the sale or other disposition (unless captured in (A) above) by the Corporation of all or substantially all of the Corporation's assets.

                        (C) the Corporation fails to pay when due principal and/or interest on those certain Secured Convertible Notes (the "NOTES") issued pursuant to that certain Securities Purchase Agreement dated as of August 15, 2002 between the Corporation and the Investors named therein, and such failure has not been waived by the holders of the Notes or cured as provided in the Notes and such Notes have not thereafter been converted as provided in such Notes;

                        (D) an order is issued or a resolution is adopted for the purpose of winding-up the Corporation, or the Corporation files a proposal or makes an assignment of its property for the benefit of its creditors, or if a petition in bankruptcy is filed against the Corporation or any of its subsidiaries and such petition is not dismissed within thirty (30) days of the filing thereof, or a trustee is appointed for the Corporation pursuant to the Bankruptcy and Insolvency Act (Canada) or pursuant to any other legislation relating to insolvent persons, or if an application is filed pursuant to the Companies' Creditors Arrangement Act (Canada), or a seizure is made (unless the seizure is validly contested by the Corporation) or a judgment is executed against all or a substantial part of the Corporation's property;

                        (E) the Corporation has ceased to operate within the ordinary course of business;

                        (F) the Corporation fails to carry out or comply with any other undertaking or any other condition set forth herein or there is an Event of Default under and as defined in the Notes; or

                        (G) the Corporation fails to pay when due an amount equal to $500,000 under the Diamond Conditional Sale Agreement or the Diamond Supply Agreement and such failure shall continue for a period of thirty (30) days after the Corporation has received written notice to that effect from the Holder; or

                        (H) subject to subsection (G) above, the New York Diamond Dealers Club (or any successor thereto) determines that there has been a material breach by the Corporation under the Diamond Supply Agreement

                  (iv) In the event the requirements of Section 3 (III)(b) are not complied with this Corporation shall forthwith either:

                        (A) cause the closing of the applicable transaction to be postponed until such time as the requirements of this Section 3
      (III)(b) have been complied with; or

                        (B) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series A Preferred Shares shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 3 (III)(b) (v) hereof.

                  (v) The Corporation shall give each holder of record of Series A Preferred Shares written notice of such impending transaction not later than twenty (20) days prior to the shareholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 3 (III)(b) and the Corporation shall thereafter give such holders prompt notice of any material changes thereto. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Series A Preferred Shares that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power attaching to all such shares then outstanding.

      (c)   Conversion.

      The Series A Preferred Shares shall have attached thereto the following conversion rights (the "CONVERSION RIGHTS"):

                  (i) Right to Convert. Each Series A Preferred Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such shares, into such number of fully paid and non-assessable Common Shares as is determined by dividing the Original Series A Issue Price by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per Series A Preferred Share shall be the Original Series A Issue Price; provided, however, that the Conversion Price for the Series A Preferred Stock shall be subject to adjustment as set forth in Section 3 (III)(c)(iv).

                  (ii) Automatic Conversion. Each Series A Preferred Share shall automatically be converted into Common Shares at the Conversion Price at the time in effect for such Series A Preferred Shares immediately upon the earlier of (i) the Corporation's sale of its Common Shares in a bona fide firm commitment underwritten public offering pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the United States Securities Act of 1933, as amended (the "US SECURITIES ACT") or under a prospectus filed with, and receipted by, the applicable securities commissions or regulatory authorities in Canada (the "CANADIAN PROSPECTUS"), raising aggregate net proceeds to the Company of at least US $55,000,000 at a minimum share price of US $4.94 per Common Share (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) and the Common Shares are listed on a US stock exchange or a Canadian stock exchange or quoted on a U S. national automated securities quotation system or (ii) the date specified by written consent or written agreement of the holders of sixty-seven percent (67%) of the then outstanding Series A Preferred Shares.

                  (iii) Mechanics of Conversion. Before any holder of Series A Preferred Shares shall be entitled to convert the same into Common Shares, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Shares, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for Common Shares are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of Common Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Series A Preferred Shares to be converted, and the person or persons entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Shares as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the US Securities Act of 1933, as amended or made pursuant to a Canadian Prospectus, the conversion may, at the option of any holder tendering Series A Preferred Shares for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the persons entitled to receive the Common Shares upon conversion of the Series A Preferred Shares shall not be deemed to have converted such Series A Preferred Shares until immediately prior to the closing of such sale of securities.

                  (iv) Conversion Price Adjustments of Preferred Shares for Certain Dilutive Issuances and Combinations. The Conversion Price of the Series A Preferred Shares shall be subject to adjustment from time to time as follows:

                        (A) Stock Splits or Subdivisions. In the event the Corporation should at any time or from time to time after the date upon which any Series A Preferred Shares were first issued (the "PURCHASE DATE") fix a record date for the effectuation of a split or subdivision of the outstanding Common Shares or the determination of holders of Common Shares entitled to receive a dividend or other distribution payable in additional Common Shares or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional Common Shares (hereinafter referred to as "COMMON SHARE EQUIVALENTS") without payment of any consideration by such holder for the additional Common Shares or the Common Share Equivalents (including the additional Common Shares issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Pnce of the Series A Preferred Shares shall be appropriately decreased so that the number of Common Shares issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of Common Shares outstanding and those issuable with respect to such Common Share Equivalents

                        (B) Combinations. If the number of Common Shares outstanding at any time after the Purchase Date is decreased by a combination of the outstanding Common Shares, then, following the record date of such combination, the Conversion Price for the Series A Preferred Shares shall be appropriately increased so that the number of Common Shares issuable on conversion of each Series A Preferred Shares shall be decreased in proportion to such decrease in outstanding shares.

                        (C) Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in
      Section 3 (III)(c)(iv)(A), then, in each such case for the purpose of this
      Section 3 (III)(c)(iv)(C), the holders of the Series A Preferred Shares shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of Common Shares of the Corporation into which their Series A Preferred Shares are convertible as of the record date fixed for the determination of the holders of Common Shares of the Corporation entitled to receive such distribution.

                        (D) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Shares (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in Section 3 (III)(b) or Section 3 (III)(c) hereof, provision shall be made so that the holders of the Series A Preferred Shares shall thereafter be entitled to receive upon conversion of the Series A Preferred Shares the number of shares or other securities or property of the Corporation or otherwise, to which a holder of Common Shares deliverable upon conversion would have been entitled on such recapitalization In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 (III)(c) with respect to the rights of the holders of the Series A Preferred Shares after the recapitalization to the end that the provisions of this Section 3 (III)(c) (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Shares) shall be applicable after that event as nearly equivalent as may be practicable.

                        (E) No Impairment. The Corporation will not, by amendment of its Articles or through any reorganization, recapitalization, transfer of assets, consolidation merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 (III)(c) and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Shares against impairment.

                        (F) No Fractional Shares and Certificate as to Adjustments.

                              (1) No fractional shares shall be issued upon the conversion of any Series A Preferred Shares, and the number of Common Shares to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of Series A Preferred Shares the holder is at the time converting into Common Shares and the number of Common Shares issuable upon such aggregate conversion.

                              (2) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A Preferred Shares pursuant to this
                                    Section 3 (III)(c), the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based The Corporation shall, upon the written request at any time of any holder of Series A Preferred Shares, furnish or cause to be furnished to such holder a like certificate setting forth (aa) such adjustment and readjustment, (bb) the Conversion Price for the Series A Preferred Shares at the time in effect, and (cc) the number of Common Shares and the amount, if any, of other property which at the time would be received upon the conversion of Series A Preferred Shares

                        (G) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Preferred Shares, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                        (H) Reservation of Common Shares Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of the Series A Preferred Shares, such number of Common Shares as shall from time to time be sufficient to effect the conversion of all Series A Preferred Shares; and if at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of all then outstanding Series A Preferred Shares, in addition to such other remedies as shall be available to the holder of such Preferred Shares, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to these Articles.

                        (I) Notices. Any notice required by the provisions of this Section 3 (III)(c) to be given to the holders of Series A Preferred Shares shall in writing and shall be deemed effectively given: (1) upon personal delivery to the party to be notified, (2) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, or (3) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt

      (d) Voting Rights. The holder of Series A Preferred Shares shall have the right to one vote for each Common Share into which such Series A Preferred Shares could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Shares, and shall be entitled, notwithstanding any provision hereof, to receive notice of and attend any shareholders' meeting in accordance with the by-laws of this Corporation, and shall be entitled to vote, together with holders of Common Shares, with respect to any question upon which holders of Common Shares have the right to vote Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all Common Shares into which Series A Preferred Shares held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

      (e) Protective Provisions. Subject to the rights, privileges, restrictions and conditions attaching to any other class of shares ranking prior to the Series A Preferred Shares, so long as any Series A Preferred Shares are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders not less than sixty-seven percent (67%) of the then outstanding Series A Preferred Shares:

                        (i) alter or change the rights, preferences or privileges of the Series A Preferred Shares;

                        (ii) amend or vary the Articles or By-Laws of the Corporation in a manner that adversely affects the rights, preferences or privileges of the Series A Preferred Shares;

                        (iii) re-classify any of the issued and outstanding share capital of the Corporation; or

                        (iv) authorize or issue, or obligate itself to issue, any equity security, (including any other security convertible into or exercisable for any equity security) having a preference over, the Series A Preferred Shares with respect to voting, dividends or upon liquidation, dissolution or winding-up or merger, amalgamation, consolidation, combination, share purchase or share exchange as set forth in this Section 3 or as otherwise provided by law.

      (f) Status of Converted or Reacquired Stock. In the event any Series A Preferred Shares shall be converted pursuant to Section 3 (III)(c) hereof or be reacquired by the Corporation, the shares so converted or reacquired shall be cancelled and shall not be issuable by the Corporation.

      (g) Ratable Treatment. Except in connection with the conversion of the Series A Preferred Shares at the election of the holder thereof in accordance with Section 3(c)(i), the Corporation shall treat the holders of Series A Preferred Shares ratably in any and all matters.

[FLAG SYMBOL LOGO] Industry Canada       Industrie Canada

CERTIFICATE                                 CERTIFICAT
OF AMENDMENT                                DE MODIFICATION

CANADA BUSINESS                             LOI CANADIENNE SUR
CORPORATIONS ACT                            LES SOCIETES PAR ACTIONS

HENRY BIRKS & SONS INC.

HENRY BIRKS ET FILS INC.                                              357267-6
---------------------------------------------       ---------------------------------------------
Name of corporation-Denomination de la societe        Corporation number-Numero de la societe
I hereby certify that the articles of the           Je certifie que les statuts de la societe
above-named corporation were amended:               susmentionnee ont ete modifies:

a) under section 13 of the Canada              [ ]  a) en vertu de l'article 13 de la Loi
   Business Corporations Act in accordance             canadienne sur les societes par
   with the attached notice;                           actions, conformement a l'avis ci-joint;

b) under section 27 of the Canada              [ ]  b) en vertu de l'article 27 de la Loi
   Business Corporations Act as set out in             canadienne sur les societes par
   the attached articles of amendment                  actions, tel qu'il est indique dans les
   designating a series of shares;                     clauses modificatrices ci-jointes
                                                       designant une serie d'actions;

c) under section 179 of the Canada             [X]  c) en vertu de l'article 179 de la Loi
   Business Corporations Act as set out in             canadienne sur les societes par
   the attached articles of amendment;                 actions, tel qu'il est indique dans les
                                                       clauses modificatrices ci-jointes;

d) under section 191 of the Canada             [ ]  d) en vertu de l'article 191 de la Loi
   Business Corporations Act as set out in             canadienne sur les societes par
   the attached articles of reorganization;            actions, tel qu'il est indique dans les
                                                       clauses de reorganisation ci-jointes;

/s/ Richard G. Shaw                              MARCH 7, 2005/LE 7 MARS 2005
-----------------------                 Date of Amendment - Date de modification
Richard G. Shaw
Director - Directeur

[CANADA FLAG SYMBOL LOGO]

                                 CANADA BUSINESS
                                CORPORATIONS ACT
                                     FORM 4
                              ARTICLES OF AMENDMENT
                               (SECTION 27 OR 177)

1 -   NAME OF THE CORPORATION

      Henry Birks & Sons Inc.
      Henry Birks et Fils Inc.

2 -   CORPORATION NO.

      3572676

3 -   THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS:

      A. The authorized capital of the Corporation is hereby amended by the creation of:

            -     An unlimited number of Class A Voting Shares;

            -     An unlimited number of Class B Multiple Voting Shares; and

            -     100,000 Class C Shares.

      B. Each issued and outstanding common share of the Corporation is hereby converted into 1.01166 Class A Voting Shares provided, however, that the Corporation shall not, upon such conversion, issue fractions of Class A Voting Shares. In the event that such conversion would result in the issuance of a fraction of a Class A Voting Share to a shareholder, such fraction of a Class A Voting Share to which the shareholder would otherwise have been entitled shall be rounded to the nearest whole Class A Voting Share, without any further consideration (if applicable).

      C. The authorized but unissued common shares of the Corporation are hereby cancelled.

      D. Section 3 of the articles of amalgamation of the Corporation, as amended by articles of amendment on August 19, 2002, is hereby deleted and replaced by the following:

            The attached Schedule 1 is forming part hereof.

DATE                                SIGNATURE

March 7, 2005                       /s/ Thomas A. Andruskevich
                                    --------------------------

4- CAPACITY OF                       PRINTED NAME

DIRECTOR                            THOMAS A. ANDRUSKEVICH

________________________________________________________________________________
                            FOR DEPARTMENTAL USE ONLY

Filed

MAR 09 2005
MARS 09 2005

                                   SCHEDULE 1

3- THE CLASSES AND MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE:

      Unlimited number of Class A Voting Shares without nominal or par value; Unlimited number of Class B Multiple Voting Shares without nominal or par value;
      100,000 Class C Shares;
      Unlimited number of non-voting common shares; and 2,034,578 Series A Preferred Shares.

      Any capitalized term shall have the meaning assigned to such term in these Articles. Any reference herein to the Act is a reference to the Canada Business Corporations Act as it now exists and as it may be amended from time to time and any reference herein to a section of the Act is a reference to a section of the Act as such section is presently numbered or as it may be renumbered from time to time.

I. THE CLASS A VOTING SHARES SHALL HAVE ATTACHED THERETO THE FOLLOWING RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS:

      (a) Voting. Each Class A Voting Share shall entitle the holder thereof to one (1) vote at all meetings of the shareholders of the Corporation (except meetings at which only holders of another specified class of shares are entitled to vote pursuant to the provisions hereof or pursuant to the provisions of the Act).

      (b) Ranking on Liquidation. In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among shareholders for the purpose of winding up its affairs, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares ranking prior to the Class A Voting Shares, Class B Multiple Voting Shares or non-voting common shares, the holders of the Class A Voting Shares, the holders of the Class B Multiple Voting Shares and the holders of the non-voting common shares shall be entitled to receive the remaining property of the Corporation. The holders of the Class A Voting Shares, the holders of the Class B Multiple Voting Shares and the holders of the non-voting common shares shall rank equally with respect to the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among shareholders for the purpose of winding up its affairs.

      (c) Dividends and Distributions. In addition to any dividend or distribution declared by the directors of the Corporation in respect of Class A Voting Shares, holders of Class A Voting Shares shall be entitled to receive a dividend or distribution, whether cash, non-cash or some combination thereof, equal (on a per share basis) to any dividend or distribution declared by the directors of the Corporation in respect of the Class B Multiple Voting Shares and/or the non-voting common shares. Dividends and distributions on Class
            A Voting Shares
            shall be payable on the date fixed for payment of the dividend or distribution in respect of Class A Voting Shares or, if applicable, on the date fixed for payment of any dividend or distribution in respect of Class B Multiple Voting Shares and/or non-voting common shares.

      (d) Subdivision, Consolidation, Reclassification or other Change. No subdivision, consolidation or reclassification of, or other change to, the Class A Voting Shares shall be carried out, either directly or indirectly unless, at the same time, the Class B Multiple Voting Shares and non-voting common shares are subdivided, consolidated, reclassified or changed in the same manner and on the same basis.

      (e) Equal Status. Except as expressly provided in Section 3(II) and (IV) below, Class A Voting Shares, Class B Multiple Voting Shares and non-voting common shares shall have the same rights and privileges and shall rank equally, share ratably and be equal in all respects as to all matters.

II. THE CLASS B MULTIPLE VOTING SHARES SHALL HAVE ATTACHED THERETO THE FOLLOWING RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS:

      (a) Voting. Each Class B multiple voting share shall entitle the holder thereof to ten (10) votes at all meetings of the shareholders of the Corporation (except meetings at which only holders of another specified class of shares are entitled to vote pursuant to the provisions hereof or pursuant to the provisions of the Act).

      (b) Ranking on Liquidation. In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among shareholders for the purpose of winding up its affairs, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares ranking prior to the Class B Multiple Voting Shares, Class A Voting Shares or non-voting common shares, the holders of the Class B Multiple Voting Shares, Class A Voting Shares and non-voting common shares shall be entitled to receive the remaining property of the Corporation. The holders of the Class B Multiple Voting Shares, Class A Voting Shares and non-voting common shares shall rank equally with respect to the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among shareholders for the purpose of winding up its affairs.

      (c) Dividends and Distributions. In addition to any dividend or distribution declared by the directors in respect of Class B Multiple Voting Shares, holders of Class B Multiple Voting Shares shall be entitled to receive a dividend or distribution, whether cash, non-cash or some combination thereof, equal (on a per share basis) to any dividend or distribution declared by the directors of the Corporation in respect of Class A Voting Shares and/or non-voting common shares. Dividends and distributions on Class B Multiple Voting Shares shall be payable on the dated fixed for payment of the dividend or distribution in respect of Class B Multiple Voting Shares or, if applicable, on the date fixed for payment of a dividend or distribution in respect of Class A Voting Shares and/or non-voting common shares.

      (d) Conversion by Holder into Class A Voting Shares. Each Class B multiple voting share may at any time and from time to time, at the option of the holder, be converted into one (1) fully paid and non-assessable Class A voting share. Such conversion right shall be exercised as follows:

            (i) the holder of Class B Multiple Voting Shares shall send to the transfer agent of the Corporation a written notice, accompanied by a certificate or certificates representing the Class B Multiple Voting Shares in respect of which the holder desires to exercise such conversion right. Such notice shall be signed by the holder of the Class B Multiple Voting Shares in respect of which such right is being exercised, or by the duly authorized representative thereof, and shall specify the number of Class B Multiple Voting Shares which such holder desires to have converted. The holder shall also pay any governmental or other tax, if any, imposed in respect of such conversion. The conversion of the Class B Multiple Voting Shares into Class A Voting Shares shall take effect upon receipt by the transfer agent of the Corporation of the conversion notice accompanied by the certificate or certificates representing the Class B Multiple Voting Shares in respect of which the holder desires to exercise such conversion right.

            (ii) upon receipt of such notice and certificate or certificates by the transfer agent of the Corporation, the Corporation shall, effective as of the date of such receipt, issue or cause to be issued a certificate or certificates representing Class A Voting Shares into which Class B Multiple Voting Shares are being converted. If less than all of the Class B Multiple Voting Shares represented by any certificate are to be converted, the holder shall be entitled to receive a new certificate representing the Class B Multiple Voting Shares represented by the original certificate which are not to be converted.

      (e) Subdivision, Consolidation, Reclassification or other Change. No subdivision, consolidation or reclassification of, or other change to, the Class B Multiple Voting Shares shall be carried out unless, at the same time, the Class A Voting Shares and the non-voting common shares are subdivided, consolidated, reclassified or changed in the same manner and on the same basis.

      (f) Equal Status. Except as expressly provided in Section 3(I) above and in Section 3(IV) below, Class B Multiple Voting Shares, Class A Voting Shares and non-voting common shares shall have the same rights and privileges and shall rank equally, share ratably and be equal in all respects as to all matters.

III. THE CLASS C SHARES SHALL HAVE ATTACHED THERETO THE FOLLOWING RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS:

      (a) Voting. Each Class C Share shall entitle the holder thereof to one hundred (100) votes at all meetings of the shareholders of the Corporation (except meetings at which only holders of a specified class of shares are entitled to vote separately pursuant to the provisions hereof or pursuant to the provisions of the Act).

      (b) Dividends. The holders of the Class C Shares shall not be entitled to receive any dividends.

      (c) Liquidation, Dissolution or Winding up. In the event of the liquidation, dissolution or winding up of the Corporation, the holders of the Class C Shares shall not be entitled to participate in the property and assets of the Corporation.

      (d) Redemption by the Corporation. The Class C Shares may be redeemed by the Corporation, at any time and from time to time. The redemption price payable by the Corporation for each Class C Share will be equal to the consideration received by the Corporation for the issuance of such Class C Share.

IV. THE NON-VOTING COMMON SHARES SHALL HAVE ATTACHED THERETO THE FOLLOWING RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS:

      (a) Voting. Subject to the provisions of the Act or as otherwise expressly provided herein, the holders of the non-voting common shares shall not be entitled to receive notice of, nor to attend or vote at, meetings of the shareholders of the Corporation.

      (b) Conversion. Except as provided for herein below, the non-voting common shares shall not have any conversion rights attached thereto. In the event that the Corporation becomes a reporting issuer, as such term is defined in any securities legislation or securities regulation applicable to the Corporation, then each non-voting common share will become convertible at the option of the holder into one Class A Voting Share of the Corporation subject to any adjustments hereunder.

            If the Corporation shall declare a dividend or make a distribution on its outstanding Class A Voting Shares or Class B Multiple Voting Shares, in either case payable in Class A Voting Shares or Class B Multiple Voting Shares other than pursuant to any dividend reinvestment and stock purchase plan, or shall divide its outstanding Class A Voting Shares or Class B Multiple Voting Shares into a greater number of shares, or shall consolidate its outstanding Class A Voting Shares or Class B Multiple Voting Shares into a lesser number of shares (any such event being herein called a "COMMON SHARE REORGANIZATION"), the conversion basis then in effect shall be adjusted immediately after the effective date or record date at which the holders of Class A Voting Shares and Class B Multiple Voting Shares are determined for purposes of the Common Share Reorganization by multiplying the conversion basis in effect immediately prior to such effective date or record date by a fraction, the numerator of which shall be the number of Class A Voting Shares and Class B Multiple Voting Shares outstanding immediately after giving effect to such Common Share Reorganization and the denominator of which shall be the number of Class A Voting Shares and Class B Multiple Voting Shares outstanding on such effective date or record date before giving effect to such Common Share Reorganization.

            If and whenever at any time there is a capital reorganization of the Corporation not covered by the above sub-paragraph or a consolidation or merger or amalgamation of the Corporation with or into any other company or body corporate, including by way of a sale whereby all or substantially all of the Corporations undertaking and assets would become the property of any other company or body corporate (any of which is herein called a "CAPITAL REORGANIZATION"), any holder of non-voting common shares who has not exercised his right of conversion prior to the effective date of such capital reorganization shall be entitled to receive and shall accept, upon the exercise of such right at any time on the effective date or thereafter, in lieu of the number of Class A Voting Shares to which he was theretofore entitled upon conversion, the aggregate number of shares or other securities or property of the Corporation or of the company or body corporate resulting from or acquiring under the capital reorganization that such holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, he had been the registered holder of the number of Class A Voting Shares to which he was theretofore entitled upon conversion; provided that no such capital reorganization shall be carried into effect unless, in the opinion of the directors, all necessary steps shall have been taken to ensure that the holders of the non-voting common shares shall thereafter be entitled to receive such number of shares or other securities or property of the Corporation or of the company or body corporate resulting from the consolidation, merger or amalgamation or to which such sale may be made, as the case may be, subject to adjustment thereafter in accordance with the provisions similar, as nearly as may be, to those contained in this paragraph.

      (c) Ranking on Liquidation. In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among shareholders for the purpose of winding up its affairs, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares ranking prior to the non-voting common shares, Class A Voting Shares or Class B Multiple Voting Shares, the holders of the non-voting common shares, the holders of the Class A Voting Shares and the holders of the Class B Multiple Voting Shares shall be entitled to receive the remaining property of the Corporation. The holders of the non-voting common shares, the holders of the Class A Voting Shares and the holders of the Class B Multiple Voting Shares shall rank equally with respect to the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among shareholders for the purpose of winding up its affairs.

      (d) Dividends and Distributions. In addition to any dividend or distribution declared by the directors of the Corporation in respect of non-voting common shares, holders of non-voting common shares shall be entitled to receive a dividend or distribution, whether cash, non-cash or some combination thereof equal (on a per-share basis) to any dividend or distribution declared by the directors of the Corporation in respect of the Class A Voting Shares and/or the Class B Multiple Voting Shares. Dividends and distributions on non-voting common shares shall be payable on the date fixed for payment of the dividend or distribution in respect of the non-voting common shares or, if applicable, on the date fixed for payment of any dividend or distribution in respect of Class A Voting Shares and/or Class B Multiple Voting Shares.

V. THE SERIES A PREFERRED SHARES SHALL HAVE ATTACHED THERETO THE FOLLOWING RIGHTS, PRIVILEGES, PREFERENCES, RESTRICTIONS AND CONDITIONS:

      (a) Dividends. The holders of Series A Preferred Shares shall be entitled to share in any dividends declared and paid upon or set aside for Class A Voting Shares, Class B Multiple Voting Shares or non-voting common shares of the Corporation, pro rata in accordance with the number of Class A Voting Shares into which such Series A Preferred Shares are then convertible pursuant to Section 3(V)(c) below.

      (b)   Liquidation Preference.

            (i) In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, subject to the rights, privileges, preferences, restrictions and conditions attaching to any other class of shares ranking prior to the Series A Preferred Shares, the holders of Series A Preferred Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Class A Voting Shares, Class B Multiple Voting Shares of non-voting common shares by reason of their ownership thereof, an amount per share equal to the sum of (the "LIQUIDATION PREFERENCE") (A) US$4.9396 for each outstanding Series A Preferred Share (the "ORIGINAL SERIES A ISSUE PRICE") and (B) the US dollar equivalent of an amount equal to any declared but unpaid dividends that the holder of Series A Preferred Shares is entitled to receive. If upon the occurrence of any such event, the assets and funds available for distribution among the holders of the Series A Preferred Shares shall be insufficient to permit the payment to such holders of the Liquidation Preference, then, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares ranking prior to the Series A Preferred Shares, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Shares in proportion to the amount of such shares owned by each such holder.

            (ii) Upon the completion of the distribution required by subparagraph (i) of this Section 3(V)(b), subject to the rights, privileges, preferences, restrictions and conditions attaching to any other class of shares ranking prior to the Series A Preferred Shares, Class A Voting Shares, Class B Multiple Voting Shares or non-voting common shares, the remaining assets of the Corporation available for distribution to shareholders shall be distributed among the holders of Series A Preferred Shares, Class A Voting Shares, Class B Multiple Voting Shares and non-voting common shares pro rata based on the number of Class A Voting Shares, Class B Multiple Voting Shares and non-voting common shares held by each and assuming conversion of all such Series A Preferred Shares in accordance with Section 3(V)(c) below.

            (iii) A holder of Series A Preferred Shares shall be entitled to receive, as its option, the liquidation Preference described in Section 3(V)(b)(i) in the event of:

                  (A) a merger, amalgamation, consolidation or combination of the Corporation or a purchase or exchange of voting securities of the Corporation by any person or entity, other than

                        (1)   a merger, amalgamation, consolidation,
                              combination, share purchase or share exchange that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to be held by the same persons or entities in substantially the same proportions and continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) (aa) more than fifty percent (50%) of the combined voting power of the Corporation or such surviving entity outstanding immediately after such merger, amalgamation, consolidation, combination, share purchase or share exchange if the Class A Voting Shares of the Corporation or such surviving entity outstanding immediately after such merger, amalgamation, consolidation, combination, share purchase or share exchange are not publicly traded and listed on a U.S. stock exchange (or a Canadian stock exchange) or quoted on the Association of the Securities Dealers the National Association Automated Quotation System ("NASDAQ") for the National Market System ("NMS") or Small Cap (the "NASDAQ-NMS or SMALL CAP") or (bb) not less than twenty-five percent (25%) of the combined voting power of the Corporation or such surviving entity outstanding immediately after such merger, amalgamation, consolidation, combination, share purchase or share exchange if the Class A Voting Shares of the Corporation or such surviving entity outstanding immediately after such merger, amalgamation, consolidation, combination, share purchase or share exchange are publicly traded and listed on a U.S. stock exchange (or a Canadian stock exchange) or quoted on the NASDAQ-NMS or Small Cap; or

                        (2)   a merger, amalgamation, consolidation,
                              combination, share purchase or share exchange effected to implement a recapitalization of the Corporation (or similar transaction) in which a person who was the beneficial owner of more than fifty percent (50%) of the Corporation's voting securities prior to the merger amalgamation, consolidation, combination, share purchase or share exchange retains or acquires, as the case may be, beneficial ownership of (aa) more than fifty percent (50%) of the combined voting power of the Corporation's outstanding securities after the merger, amalgamation, consolidation, combination, share purchase or share exchange, if immediately after such merger, amalgamation, consolidation, combination, share purchase or share exchange, the Corporation's Class A Voting Shares are not publicly traded and listed on a U.S. stock exchange (or a Canadian stock exchange) or quoted on the NASDAQ-NMS or Small Cap or (bb) twenty-five percent (25%) or more of the combined voting power of the Corporation's outstanding securities after such merger or combination, if immediately after such merger or combination, the Corporation's Class A Voting Shares are publicly traded and listed on a U.S. stock exchange (or a Canadian stock exchange) or quoted on the NASDAQ-NMS or Small Cap; or

                  (B) the sale or other disposition (unless captured in (A) above) by the Corporation of all or substantially all of the Corporation's assets;

                  (C) the Corporation fails to pay when due principal and/or interest on those certain Secured Convertible Notes (the "NOTES") issued pursuant to that certain Securities Purchase Agreement dated as of August 15, 2002 between the Corporation and the Investors named therein, and such failure has not been waived by the holders of the Notes or cured as provided in the Notes and such Notes have not thereafter been converted as provided in such Notes;

                  (D) an order is issued or a resolution is adopted for the purpose of winding-up the Corporation, or the Corporation files a proposal or makes an assignment of its property for the benefit of its creditors, or if a petition in bankruptcy is filed against the Corporation or any of its subsidiaries and such petition is not dismissed within thirty (30) days of the filing thereof, or a trustee is appointed for the Corporation pursuant to the Bankruptcy and Insolvency Act (Canada) or pursuant to any other legislation relating to insolvent persons, or if an application is filed pursuant to the Companies' Creditors Arrangement Act (Canada), or a seizure is made (unless the seizure is validly contested by the Corporation) or a judgment is executed against all or a substantial part of the Corporation's property;

                  (E) the Corporation has ceased to operate within the ordinary course of business;

                  (F) the Corporation fails to carry out or comply with any other undertaking or any other condition set forth herein or there is an Event of Default under and as defined in the Notes; or

                  (G) the Corporation fails to pay when due an amount equal to $500,000 under the Diamond Conditional Sale Agreement or the Diamond Supply Agreement and such failure shall continue for a period of thirty (30) days after the Corporation has received written notice to that effect from the Holder; or

                  (H) subject to subsection (G) above, the New York Diamond Dealers Club (or any successor thereto) determines that there has been a material breach by the Corporation under the Diamond Supply Agreement.

            (iv) In the event the requirements of Section 3(V)(b) are not complied with this Corporation shall forthwith either:

                  (A) cause the closing of the applicable transaction to be postponed until such time as the requirements of this
                        Section 3(V)(b) have been complied with; or

                  (B) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series A Preferred Shares shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 3(V)(b)(v) hereof.

            (v) The Corporation shall give each holder of record of Series A Preferred Shares written notice of such impending transaction not later than twenty (20) days prior to the shareholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 3(V)(b) and the Corporation shall thereafter give such holders prompt notice of any material changes thereto. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Series A Preferred Shares that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power attaching to all such shares then outstanding.

      (c)   Conversion.

      The Series A Preferred Shares shall have attached thereto the following conversion rights (the "CONVERSION RIGHTS"):

            (i) Right to Convert. Each Series A Preferred Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such shares, into such number of fully paid and non-assessable Class A Voting Shares as is determined by dividing the Original Series A Issue Price by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The Conversion Price per Series A Preferred Share shall be the Original Series A Issue Price multiplied by 0.988474; provided, however, that the Conversion Price for the Series A Preferred Shares shall be subject to adjustment as set forth in Section 3(V)(c)(iv).

            (ii) Automatic Conversion. Each Series A Preferred Share shall automatically be converted into Class A Voting Shares at the Conversion Price at the time in effect for such Series A Preferred Shares immediately upon the earlier of (i) the Corporation's sale of its Class A Voting Shares in a bona fide firm commitment underwritten public offering pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the United States Securities Act of 1933, as amended (the "US SECURITIES ACT") or under a prospectus filed with, and receipted by, the applicable securities commissions or regulatory authorities in Canada (the "CANADIAN PROSPECTUS"), raising aggregate net proceeds to the Company of at least US$55,000,000 at a minimum share price of US$4.94 per Class A Voting Shares (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) and the Class A Voting Shares are listed on a US stock exchange or a Canadian stock exchange or quoted on a U.S. national automated securities quotation system or (ii) the date specified by written consent or written agreement of the holders of sixty-seven percent (67%) of the then outstanding Series A Preferred Shares.

            (iii) Mechanics of Conversion. Before any holder of Series A
                  Preferred Shares shall be entitled to convert the same into Class A Voting Shares, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Shares, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for Class A Voting Shares are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of Class A Voting Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Series A Preferred Shares to be converted, and the person or persons entitled to receive the Class A Voting Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Class A Voting Shares as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the US Securities Act of 1933, as amended or made pursuant to a Canadian Prospectus, the conversion may, at the option of any holder tendering Series A Preferred Shares for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the persons entitled to receive the Class A Voting Shares upon conversion of the Series A Preferred Shares shall not be deemed to have converted such Series A Preferred Shares until immediately prior to the closing of such sale of securities.

            (iv) Conversion Price Adjustments of Preferred Shares for Certain Dilutive Issuances and Combinations. The Conversion Price of the Series A Preferred Shares shall be subject to adjustment from time to time as follows:

                  (A) Stock Splits or Subdivisions. In the event the Corporation should at any time or from time to time after the date upon which any Series A Preferred Shares were first issued, (the "PURCHASE DATE") fix a record date for the effectuation of a split or subdivision of the outstanding Class A Voting Shares or the determination of holders of Class A Voting Shares entitled to receive a dividend or other distribution payable in additional Class A Voting Shares or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional Class A Voting Shares (hereinafter referred to as "CLASS A VOTING SHARES EQUIVALENTS") without payment of any consideration by such holder for the additional Class A Voting Shares or the Class A Voting Shares Equivalents (including the additional Class A Voting Shares issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Shares shall be appropriately decreased so that the number of Class A Voting Shares issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of Class A Voting Shares outstanding and those issuable with respect to such Class A Voting Shares Equivalents.

                  (B) Combinations. If the number of Class A Voting Shares outstanding at any time after the Purchase Date is decreased by a combination of the outstanding Class A Voting Shares, then, following the record date of such combination, the Conversion Price for the Series A Preferred Shares shall be appropriately increased so that the number of Class A Voting Shares issuable on conversion of each Series A Preferred Shares shall be decreased in proportion to such decrease in outstanding shares.

                  (C) Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in
                        Section 3(V)(c)(iv)(A), then, in each such case for the purpose of this Section 3(V)(c)(iv)(C), the holders of the Series A Preferred Shares shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of Class A Voting Shares of the Corporation into which their Series A Preferred Shares are convertible as of the record date fixed for the determination of the holders of Class A Voting Shares of the Corporation entitled to receive such distribution.

                  (D) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Class A Voting Shares (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in
                        Section 3(V)(b) or Section 3(V)(c) hereof, provision shall be made so that the holders of the Series A Preferred Shares shall thereafter be entitled to receive upon conversion of the Series A Preferred Shares the number of shares or other securities or property of the Corporation or otherwise, to which a holder of Class A Voting Shares deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3(V)(c) with respect to the rights of the holders of the Series A Preferred Shares after the recapitalization to the end that the provisions of this Section 3(V)(c) (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Shares) shall be applicable after that event as nearly equivalent as may be practicable.

                  (E) No Impairment. The Corporation will not, by amendment of its Articles or through any reorganization, recapitalization, transfer of assets, consolidation merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions, of this Section 3(V)(c) and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Shares against impairment.

                  (F)   No Fractional Shares and Certificate as to Adjustments.

                        (1) No fractional shares shall be issued upon the conversion of any Series A Preferred Shares, and the number of Class A Voting Shares to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of Series A Preferred Shares the holder is at the time converting into Class A Voting Shares and the number of Class A Voting Shares issuable upon such aggregate conversion.

                        (2) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A Preferred Shares pursuant to this Section 3(V)(c), the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Shares, furnish or cause to be furnished to such holder a like certificate setting forth
                              (aa) such adjustment and readjustment, (bb) the Conversion Price for the Series A Preferred Shares at the time in effect and (cc) the number of Class A Voting Shares and the amount, if any, of other property which at the time would be received upon the conversion of Series A Preferred Shares.

                  (G) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Preferred Shares, at least twenty
                        (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                  (H) Reservation of Class A Voting Shares Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued Class A Voting Shares, solely for the purpose of effecting the conversion of the Series A Preferred Shares, such number of Class A Voting Shares as shall from time to time be sufficient to effect the conversion of all Series A Preferred Shares; and if at any time the number of authorized but unissued Class A Voting Shares shall not be sufficient to effect the conversion of all then outstanding Series A Preferred Shares, in addition to such other remedies as shall be available to the holder of such Series A Preferred Shares, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Class A Voting Shares to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to these Articles.

                  (I)   Notices. Any notice required by the provisions of this
                        Section 3(V)(c) to be given to the holders of Series A Preferred Shares shall in writing and shall be deemed effectively given: (1) upon personal delivery to the party to be notified, (2) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, or (3) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

      (d) Voting Rights. The holder of Series A Preferred Shares shall have the right to one vote for each Class A Voting Shares into which such Series A Preferred Shares could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Class A Voting Shares, and shall be entitled, notwithstanding any provision hereof, to receive notice of and attend any shareholders' meeting in accordance with the by-laws of this Corporation, and shall be entitled to vote together with holders of Class A Voting Shares, with respect to any question upon which holders of Class A Voting Shares have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all Class A Voting Shares into which Series A Preferred Shares held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

      (e) Protective Provisions. Subject to the rights, privileges, restrictions and conditions attaching to any other class of shares ranking prior to the Series A Preferred Shares, so long as any Series A Preferred Shares are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders not less than sixty-seven percent (67%) of the then outstanding Series A Preferred Shares:

            (i) alter or change the rights, preferences or privileges of the Series A Preferred Shares;

            (ii) amend or vary the Articles or By-Laws of the Corporation in a manner that adversely affects the rights, preferences or privileges of the Series A Preferred Shares;

            (iii) re-classify any of the issued and outstanding share capital of the Corporation; or

            (iv) authorize or issue, or obligate itself to issue, any equity security, (including any other security convertible into or exercisable for any equity security) having a preference over, the Series A Preferred Shares with respect to voting, dividends or upon liquidation, dissolution or winding-up or merger, amalgamation, consolidation, combination, share purchase or share exchange as set forth in this Section 3 or as otherwise provided by law.

      (f) Status of Converted or Reacquired Stock. In the event any Series A Preferred Shares shall be converted pursuant to Section 3(V)(c) hereof or be reacquired by the Corporation, the shares so converted or reacquired shall be cancelled and shall not be issuable by the Corporation.

      (g) Ratable Treatment. Except in connection with the conversion of the Series A Preferred Shares at the election of the holder thereof in accordance with Section 3(V)(c)(i), the Corporation shall treat the holders of Series A Preferred Shares ratably in any and all matters.